Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ebix, Inc.
Atlanta, GA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to this Registration Statement of our report dated April 9, 2007, relating to the consolidated financial statements, and schedule of Ebix, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO Seidman, LLP
Chicago, Illinois

November 19, 2007